UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

      FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES PURSUANT TO SECTION
                                12(b) OR 12(g) OF
                       THE SECURITIES EXCHANGE ACT OF 1934



                                   Shopathomekids.com, Inc.
             (Exact name of registrant as specified in its charter)

                  Texas                                     75-2882140
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


223 E. FM 1382, Suite 12720 Cedar Hill, Texas               75104
(Address of principal executive offices)                  (Zip Code)


                                 (972) 293-2424
              (Registrant's Telephone Number, Including Area Code)

Securities to be registered under Section 12(b) of the Act:


Title of Each Class:                  Name of Each Exchange on which Registered:

        None                                              N/A

Securities to be registered under Section 12(g) of the Act:

                       Common Stock, $.001 par value per share
                       ---------------------------------------
                                (Title of Class)



If this form relates to the  registration  of a class of securities  pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the  registration  of a class of securities  pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:

333-47578


Item 1. Description of Registrant's Securities to be Registered.

This registration statement relates to the registration with the Securities and Exchange Commission of shares of common stock, $.001 par value per share (the "Common Stock") of Shopathomekids.com, Inc. a Texas corporation (the "Registrant"). The description of the Common Stock to be registered hereunder set forth under the caption "Description of Securities" on page 17 of the Registrant's Registration Statement on Form SB-2, as amended, Registration No. 333-47578 (the "Registration Statement"), as filed with the Securities and Exchange Commission, is incorporated herein by this reference.

Item 2. Exhibits

The  following   document  is  included  as  an  Exhibit  to  the   Registrant's
Registration   Statement  on  Form  SB-2   (Registration   No.   333-47578)  and
incorporated herein by this reference:

     EXHIBIT DESCRIPTION                                       FORM SB-2
                                                              EXHIBIT NUMBER

(a)  Articles of Incorporation                                     3.1
(b)  Bylaws                                                        3.2



                                    SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

(Registrant) Shopathomekids.com, Inc.
Date:        February 16, 2001


By:          /s/ Lewis Prowse II
             -----------------------------------
             Lewis Prowse II, President